EXHIBIT 10.3

*CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

FIFTH AMENDMENT TO LICENSE AGREEMENT

Reference is made to the license agreement between Coach Services, Inc. (“Licensor”)1 and Movado Group, Inc. and Swissam Products Limited (collectively, “Licensee”) dated January 13, 2015, as amended by the First Amendment dated January 6, 2020, the second amendment dated August 25, 2021, the Third Amendment dated July 1, 2022, and the Fourth Amendment dated August 16, 2023 (collectively, the “License Agreement”). This Fifth Amendment is made and effective as of January 1, 2024 (“Fifth Amendment Effective Date”), but with the understanding that the terms of this Fifth Amendment apply retroactively to govern the Parties’ performance under the License Agreement from and after July 1, 2023. Each of Licensor and Licensee is a “Party” and are collectively the “Parties.” Capitalized terms used but not defined in this letter have the respective meanings given to them in the License Agreement.

1 Licensor and Coach IP Holdings, Inc. are subsidiaries of Tapestry, Inc. Licensor holds the exclusive right to use, exploit, and sublicense all trademark rights owned by Coach IP Holdings, Inc., including, without limitation, the Licensed Marks in connection with the manufacture and sale of Licensed Products within the Territory.

WHEREAS, the Parties now desire to amend certain provisions of the License Agreement, on and subject to the terms and conditions set forth in this Fifth Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
Deletion of Factory Outlet Stores Credit. From and after July 1, 2022, the reference in Section 6.4(i) to the credit granted by Licensee to Licensor in connection with the sale of Licensed Products to Licensor for sale in Licensor’s factory outlet stores is deleted. From and after the July 1, 2022, Section 6.4 reads as follows:

6.4 Licensee shall handle all customer inquiries and complaints relating to the Licensed Products in a manner substantially consistent with its present practice and shall provide substantially the same service, warranties, and repair and replacement rights to wholesale purchasers and consumers of the Licensed Products as Licensee presently provides. Licensee shall be solely responsible for all costs associated with (a) the handling of customer inquiries and complaints relating to the Licensed Products, and (b) the provision of service, warranties, repair and replacement relating to the Licensed Products, provided, however, that for Licensed Products purchased by Licensor from Licensee for sale in Licensor’s factory outlet stores, Licensor shall be solely responsible for all costs associated with the handling of all returns of such Licensed Products to Licensor's factory outlet stores. Notwithstanding the foregoing, Licensee shall remain responsible for any general quality issues with respect to the Licensed Products.

2.
Sales Targets and Minimums. From and after the Fifth Amendment Effective Date, Section 10.1 is amended to incorporate the following terms (which supersedes the corresponding term present in the Second Amendment to the extent such term applies to Contract Years FY 2024 and 2025):

Contract Year	Minimum Non-Licensor Channel Sales
[***]	[***]

3.
Royalty & Other Payments.
a.
Net Sales; Deductions. From and after the Fifth Amendment Effective date, Section 11.1 is deleted in its entirety and replaced with the following new Section 11.1:

11.1 Licensee shall pay to Licensor a royalty based on Licensee’s Net Sales (defined as invoice price less Deductions) of the Licensed Products to all Non-Licensor Channels. If in any Contract Year the aggregate Deductions (as defined below) on sales of Licensed Products in Non-Licensor Channels exceed [***] of Licensee’s total gross sales of Licensed Products, Licensee shall pay a royalty on the amount of such excess Deductions. In addition, if in any Contract Year the aggregate Discounts (as defined below) on sales of Licensed Products in any Non-Licensor Channel specified in the table below exceed the applicable Discount Cap indicated in such table, Licensee shall pay a royalty on the amount of such excess Discounts.

Channel	Discount Cap
[***]	[***]

“Deductions” consist of credits for returns of Licensed Products; and allowances, markdowns, rebates, pricing adjustments, shortage credits and damage allowances, in each case granted after the initial invoice is issued. “Deductions” exclude taxes, freight charges, prepayment terms (including any added charge or price load charge), operational, administrative, or logistical chargebacks, and debt reconciliation, co-op expenses, and/or any advertising or marketing relating expenses, unless pre-authorized in writing by Licensor.

“Discounts” consist of the aggregate amount by which the initial invoice price of Licensed Products sold by Licensee falls short of the suggested local retail price of such products.

Additional Definitions. The following terms appearing in Section 11.1 are defined as follows:

Allowances	Debits taken by customers (e.g., markdown allowances)
Credits	Accounts receivable credit
Damage allowances	Credits for documented damaged Licensed Products, subject to a prior negotiated rate
Markdowns	Markdowns on Licensed Products (e.g., markdowns based on date and style list)
Operational, Administrative, or Logistical Chargebacks	Chargebacks from customers based on administrative or logistical issues (e.g., ASN, no packing slip, fill rate violations)
Prepayment terms	Discounts or allowances based on payment timing

b.
Royalty Rate. From and after the Fifth Amendment Effective Date, Section 11.3 is amended to incorporate the following terms (which supersede the corresponding terms present in the First Amendment to the extent such terms apply to Contract Year FY 2024 and 2025):

“Subject to Sections 11.1 and 11.2, for Contract Years FY 2024-2028 the base royalty rate applied to Licensee’s sales shall be [***] on Net Sales of all Licensed Products sold to Non-Licensor Channels.”

c.
Guaranteed Minimum Royalties. From and after the Fifth Amendment Effective Date, Section 11.5 is deleted in its entirety and replaced with the following terms (which supersede the corresponding terms present in the First Amendment to the extent such terms apply to Contract Year FY 2024 and 2025):

“Licensee shall make the following guaranteed minimum royalty payments (“GMR”) in each Contract Year:

Contract Year	Guaranteed Minimum Royalty
[***]	[***]

d.
Timing of Payments. From and after the Fifth Amendment Effective Date, Section 11.6 is deleted in its entirety and replaced with the following new Section 11.6:

“Licensee shall make its Royalty payments to Licensor on a quarterly basis, together with a statement setting forth the quarterly sales of the Licensed Products to Non-Licensor Channels and by Licensee-Affiliated Retailers. All Royalty payments shall be made in U.S. Dollars. Licensee shall not pay royalties on its sale of Licensed Products to Licensor Channels. Licensee’s GMR payments are due and payable in equal quarterly installments within thirty (30) days of the later of (i) the beginning of each Contract Year quarter beginning July 1, 2024 or (ii) the date on which Licensor submits the related invoice to Licensee. If Licensee’s Royalty payment obligations exceed Licensee’s required GMR payments for any Contract Year, Licensee shall pay such amounts within thirty (30) days of the end of the Contract Year.

e.
Brand Fee. From and after the Fifth Amendment Effective Date, the following new Section 11.7 is added to the License Agreement:

“In respect of Licensor’s costs associated with, and in support of Licensor’s sales of Licensed Products through Licensor Channels (including, without limitation, via Dropship, as set forth in Section 12.13), Licensee shall pay to Licensor [***].”

4.
Marketing and Advertising.
a.
Marketing Spend. From and after the Fifth Amendment Effective Date, Section 12.4 is deleted in its entirety and replaced with the following new Section 12.4:

12.4 Beginning with Contract Year 2021, Licensee agrees that at a minimum it will make the following advertising expenditures in connection with the Licensed Products:

Contract Years	Minimum Advertising Expenditures	Additional Requirements
[***]	[***]	[***]

In the event Licensee fails to make the foregoing minimum advertising expenditures in connection with the Licensed Products in any Contract Year, Licensee shall have [***] to make advertising expenditures sufficient to cover the shortfall. Any such advertising expenditures made to cover a previous Contract Year’s shortfall shall not be credited toward Licensee’s minimum required advertising expenditures for the Contract Year in which such shortfall expenditures are made. “Net sales” as used in this paragraph shall mean all sales on the basis of which the royalty is calculated under Paragraphs 11.1 and 11.2 hereof. All amounts are shown in U.S. Dollars.

Deletions and Clarifications.

•
Effective as of the First Amendment Effective Date, the last two bullets in Section 12.4 of the License Agreement (regarding [***] in upgrades and replacements of Licensed Product fixtures and displays in Licensor Channels and [***] in Licensed Product fixtures and displays in Non-Licensor Channel doors) are deleted.
•
Effective as of the Fourth Amendment Effective Date, the Parties acknowledge and agree that Licensee’s expenditures on employee salaries shall not count toward the satisfaction of Licensee’s required advertising and marketing expenditures under the License Agreement.
•
Effective as of the Fifth Amendment Effective Date, the reference in Section 12.4 as amended by the First Amendment to additional advertising expenditures by Licensee due in Contract Years 2021 and 2022 is deleted.
•
From and after the Fifth Amendment Effective Date, the Parties acknowledge and agree that the following count toward the calculation of Licensee’s minimum required advertising expenditures in each Contract Year: (a) marketing expenditures by distributors in support of the Licensed Products at Licensee’s express direction, and (b) marketing expenditures by Licensee in support of the sale of Licensed Products via Licensor Channels (such as, by way of example only, paid social media linking to online Licensor Channels and the “Brand Fee” specified in Section 11.7).

•
From and after the Fifth Amendment Effective Date, all references to the “Content Fee” are deleted form Section 12.13 of the License Agreement. In addition, Section 12.13 is deleted in its entirety and replaced with the following new Section 12.13:

“During the term, Licensee shall create and provide Licensor and each approved Retailer (including Online Watch Retailers) with such photographs of each SKU of Licensed Products as are necessary for Licensor and such Retailers to advertise the Licensed Products on the Websites, including one hero image and two alternative images (the “Product Images”). During the term, Licensor shall create and provide Licensee (which in turn shall provide each approved Retailer (including Online Watch Retailers)) with artwork, photographs (excluding the Product Images), lists, and descriptions of Licensed Products, editorial content, product sequencing, and related products (i.e., “suggested sells”), approved forms of Licensor’s logos, trademarks, trade names, and other materials reasonably necessary for Licensor and any Retailers (including Online Watch Retailers) to advertise the Licensed Products on the Websites (collectively, together with the Product Images, “Content”). All Content shall be owned by Licensor. Any display of Content on the Websites or otherwise shall be subject to Licensor’s prior written consent. Licensee may request that Licensor provide to Licensee Content that is being used by Licensor on its Coach websites (including, without limitation, Coach.com and Coachoutlet.com), and any other Coach website operated by or for Licensor, which request Licensor shall evaluate in its sole reasonable discretion on a case-by-case basis. Licensee will comply with all reasonable timelines and guidelines established by Licensor and provided to Licensee in writing from time to time, with respect to any Licensee requests for and/or use of any Content.

Content shall also be used in connection with Licensee’s sale and distribution of Licensed Products via drop shipment pursuant to the Licensee Dropship Agreement dated October 1, 2021 (the “Drop Ship Agreement, attached as Exhibit 1). Licensee shall produce the Product Images in a manner consistent with the technical specifications set forth in the Drop Ship Agreement, and with Licensor’s creative instructions and direction.

Licensee and Licensor agree and intend that all elements of the Content are Works Made For Hire within the meaning of the United States Copyright Act of 1976 and shall be the property of Licensor, who shall be entitled to use and license others to use such works of authorship. To the extent such works of authorship are not Works Made For Hire as defined by the United States Copyright Act of 1976, Licensee shall assign to Licensor copyright in such works of authorship, and Licensee irrevocably appoints Licensor as its attorney-in- fact to execute such documents if Licensee fails to return executed copies of such documents to Licensor within five (5) days following submission. Licensee waives all moral rights in works of authorship created pursuant to this Agreement. Licensee is responsible for obtaining all rights, permissions, and clearances necessary to create, copy, reproduce, display, disseminate, and otherwise use the Content, to allow Licensor and any Retailers to use the Content, and to transfer and assign all rights in the Content to Licensor.”

5.
Audit Rights.
a.
Time Period: The second sentence of Section 13.1 is amended to provide that

“Licensor shall keep and maintain at its regular place of business, or at such off site document storage facility as Licensor shall use from time to time for the retention of business records generally, complete and accurate records and accounts in accordance with Generally Accepted Accounting Principles substantiating the information required to be reported by Licensor under Paragraphs 8.2 and 12.7 hereof, for at least [***] years following the creation of such record or account or for such other period of time as specified in Licensor’s written record retention policy. The audit look-back period shall not exceed [***] Contract Years. By way of illustration, if an audit is conducted in 2028, then the audit period may only go back to the beginning of [***]. ”

b.
Interest Rate: From and after the Fifth Amendment Effective Date, the first sentence of the second paragraph of Section 13.3 is amended to provide that:

“Should an audit disclose that Licensee underpaid royalties for any given year, Licensee shall forthwith and upon written demand pay Licensor the amount owed, together with interest thereon, at a rate of [***] per annum calculated from the due date of such royalties unless Licensee shall, by written notice sent to Licensor within [***] days after notice to Licensee of such audit results, reasonably dispute the same in which event the parties shall each name an independent auditor who shall together appoint a third auditor to make a determination as to the matter, which determination shall be binding on the parties.”

6.
Term and Termination. From and after the Fifth Amendment Effective Date, the first sentence of Section 14.4 is amended to provide that:

“Notwithstanding anything to the contrary in Paragraph 14.2, if Licensee files a petition in bankruptcy, or by an equivalent proceeding is adjudicated a bankrupt, or if a petition in bankruptcy is filed against Licensee and is not dismissed within sixty (60) days, or if Licensee becomes insolvent or makes an assignment for the benefit of creditors or any arrangement pursuant to any bankruptcy law, or if Licensee discontinues its business or if a receiver is appointed for Licensee, or if Licensee assigns, sublicenses, transfers, or otherwise encumbers its rights, duties, and obligations under this Agreement without the written consent of Licensor in violation of Section 18, this Agreement shall automatically terminate without any notice whatsoever being necessary, to the full extent allowed by applicable law.”

7.
[***]Licensed Product. The Parties acknowledge and agree that from and after the Fifth Amendment Effective Date, Licensee is authorized to sell certain approved [***]Licensed Products (as specified in one or more separate writings) to [***] for sale exclusively in the following stores, which are considered Authorized COACH Retailers:

Account	Mall	Country	City
[***]	[***]	[***]	[***]

8.
No Other Modification. Except as expressly modified by this Fifth Amendment, all terms and conditions of the License Agreement remain in full force and effect. The License Agreement stands amended to the extent required to give effect to the terms stated in this Fifth Amendment. The Parties further acknowledge and agree that Licensee shall not request and Licensor shall not grant any reduction of Minimum Non-Licensor Channel Sales (and any corresponding reduction in Royalty due) except as expressly set forth in this Fifth Amendment.
9.
Miscellaneous. The Parties may execute this Fifth Amendment in electronic counterparts, each of which is deemed an executed original even if all signatures do not appear on the same counterpart. The Parties may sign and deliver this Fifth Amendment via electronic transmission (via DocuSign or PDF) and agree that delivery of the Fifth Amendment by DocuSign/PDF is as legally binding as if physically signed in writing, and has, for all purposes, the same force and effect as delivery of original signatures. No certification or authority or other third-party verification is necessary to validate an electronic signature; however, at the request of any Party, the Parties will confirm such electronic transmission by signing a duplicate original document. This Fifth Amendment is governed by, and construed in accordance with, the law of the State of New York applicable to contracts made and to be performed in the state of New York, without regard to conflicts of law principles. If one or more provisions of this Fifth Amendment are for any reason held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Fifth Amendment, and this Fifth Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never appeared.

Remainder of page intentionally left blank; signatures to follow.

AGREED AND ACCEPTED

COACH SERVICES, INC.,		MOVADO GROUP, INC.
for the Coach brand

By:	/s/ Diana Svoboda	By:	/s/ Mitchell Sussis

Name:	Diana Svoboda	Name:	Mitchell Sussis

Title:	Senior Director, Licensing	Title:	Senior VP MGI - Director Swissam

Date:	9/12/2024	Date:	9/12/2024

SWISSAM PRODUCTS LIMITED

		By:	/s/ Mitchell Sussis

		Name:	Mitchell Sussis

		Title:	Senior VP MGI - Director Swissam

		Date:	9/12/2024